INDEPENDENT AUDITORS' CONSENT



The Board of Trustees
Green Century Balanced Fund
Green Century Equity Fund

We consent to the use of our reports for Green Century Balanced Fund and Green Century Equity Fund, each dated September 5, 2003, each incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the prospectus and "INDEPENDENT AUDITORS" and "FINANCIAL STATEMENTS" in the statement of additional information included herein.

                                                      KPMG  LLP
Boston, Massachusetts
November 28, 2003